UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Steadfast Apartment REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	36-4769184 (I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address and Zip Code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-191049
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Steadfast Apartment REIT, Inc. (the “Company”) registered hereby is incorporated herein by reference to the sections entitled “Suitability Standards” and “Description of Capital Stock” in Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 15, 2015 (File No. 333-191049), as amended and supplemented through the date hereof.

ITEM 2. EXHIBITS.

3.1
Articles of Amendment and Restatement of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed December 16, 2013 (File No. 333-191049))

3.2	Bylaws of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, filed September 6, 2013 (File No. 333-191049))

4.1
Form of Subscription Agreement (included as Appendix B to the Prospectus that is part of Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, filed April 15, 2015 (File No. 333-191049))

4.2
Form of Distribution Reinvestment Plan (included as Appendix C to the Prospectus that is part of Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, filed April 15, 2015 (File No. 333-191049))

4.3
Redemption Request Form (included as Appendix D to the Prospectus that is part of Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, filed April 15, 2015 (File No. 333-191049))

4.4
Application for Transfer (included as Appendix E to the Prospectus that is part of Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, filed April 15, 2015 (File No. 333-191049))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	April 20, 2015	By:	/s/ Ella S. Neyland
Ella S. Neyland
President